Exhibit 99.1
Contacts:    Media Relations - George Lewis, 610-774-4687
Investor Relations - Andy Ludwig, 610-774-3389

Talen Energy Reports Second Quarter 2015 Results; Affirms 2015 Guidance
2015 Financial Highlights

•	Adjusted EBITDA of $171 million for three months ended June 30

•	Adjusted EBITDA of $408 million for six months ended June 30

•	Adjusted Free Cash Flow of $148 million for six months ended June 30

2015 and 2016 Financial Outlook

•	Affirmed 2015 guidance ranges for Adjusted EBITDA of $935-$1,085 million and Adjusted Free Cash Flow of $265-$415 million[1]

•	Affirmed 2016 midpoint projections for Adjusted EBITDA of $990 million and Adjusted Free Cash Flow of $310 million[2]

Operating and Commercial Highlights

•	Announced agreement in July to acquire MACH Gen’s more than 2,500 megawatts of natural gas-fired generating capacity; transaction expected to close by year-end

•	On track to meet 2015 synergies; increased run-rate synergies target to $165-$175 million

•
Susquehanna Unit 1 achieved 101 percent capacity factor in second quarter, 99.8 percent over rolling 12-month period; Susquehanna Unit 2 completed refueling outage that included installation of modified turbine blades

•	Root cause analysis of Susquehanna turbine issues confirmed short blade replacements restore full blade strength for normal operations and longevity; no further unplanned turbine outages expected

ALLENTOWN, Pa. (Aug. 11, 2015) -Talen Energy Corporation (NYSE: TLN) reported this morning second quarter 2015 Adjusted EBITDA of $171 million, compared with $126 million in the second quarter of 2014, and net income of $26 million, compared with $13 million for the second quarter of 2014.
For the first six months of 2015, Adjusted EBITDA was $408 million, compared with $361 million in the first six months of 2014, and net income was $122 million, compared with a net loss of $53 million for the first six months of 2014.
“Strong operational performance from our nuclear and gas generation assets led to improved financial results in the quarter,” said Paul Farr, President and Chief Executive Officer of Talen Energy.

1	Reflects results of RJS Power operations for all of 2015, including the five months prior to acquisition.

2	Assumes closing of MACH Gen acquisition and sale of Talen Renewable Energy by Dec. 31, 2015.

“We have made great strides in the integration of the RJS Power portfolio, which enables us to increase our run-rate synergies target by $10 million to $20 million above the previously announced $155 million level. Our strong financial and operational execution as we successfully launched a new publicly traded company, speaks to the ability of Talen Energy employees to produce results that will drive stockholder value into the future,” he said.
“We also took a meaningful step in executing our growth strategy with the announced acquisition of MACH Gen’s more than 2,500 megawatts of natural gas-fired generation, which improves our cash flow profile and enhances both the market and fuel diversity of our portfolio.
“Our solid second quarter results keep us on track to achieve our projected full-year Adjusted EBITDA and Adjusted Free Cash Flow targets,” he said.
Review of Segment Results
Financial information presented in this news release for the second quarter of 2015 and first six months of 2015 represents three months and six months of legacy Talen Energy Supply information consolidated with one month of RJS Power information. The financial information presented for the 2014 periods represents only legacy Talen Energy Supply information.

(in millions)	2nd Quarter		Year to Date
	2015	2014	2015	2014
Operating Income (Loss)
East	$132	$86	$362	$65
West	(6)	—	(6)	—
Other(2)	(92)	(70)	(144)	(128)
Total	$34	$16	$212	$(63)
EBITDA(1)
East	$220	$168	$534	$227
West	(3)	—	(3)	—
Other(2)	(92)	(69)	(144)	(126)
Total	$125	$99	$387	$101
Adjusted EBITDA(1)
East	$202	$170	$488	$453
West	2	—	2	—
Other(2)	(33)	(44)	(82)	(92)
Total	$171	$126	$408	$361
(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures used by management, in addition to Operating Income, to evaluate Talen Energy’s business on an ongoing basis. A “Definition of Non-GAAP Financial Measures” is provided at the end of this news release. For a detailed itemization of adjustments and a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (Loss), see the tables at the end of the news release. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable GAAP measure.
(2) General and administrative expenses are not allocated to each segment and are included in the “Other” category.

East
The East segment includes operations primarily within PJM Interconnection, as well as continuing operations of legacy Talen Energy Supply assets in Montana.
The segment’s Operating Income for the second quarter of 2015 was $132 million, an increase from $86 million for the second quarter of 2014. Adjusted EBITDA for the second quarter of 2015 was $202 million, an increase from $170 million for the second quarter of 2014. The quarter-over-quarter increase in Adjusted EBITDA was primarily due to higher margins driven by the addition of the RJS Power operations, improved spark spreads, portfolio optimization and shorter planned outage duration at the Susquehanna nuclear plant, partially offset by lower capacity prices and lower coal and hydro generation volumes.
The segment’s Operating Income for the first six months of 2015 was $362 million, an increase from $65 million for the first six months of 2014. Adjusted EBITDA for the first six months of 2015 was $488 million, an increase from $453 million for the first six months of 2014. The year-to-date increase in Adjusted EBITDA was primarily due to higher margins driven by the addition of the RJS Power operations, portfolio optimization, higher nuclear generation and improved spark spreads, partially offset by lower capacity prices and the net benefit of unusual market and weather volatility in the first quarter of 2014.
West
The West segment includes operations within the ERCOT market in Texas.
Because the Texas assets were acquired June 1, 2015, with the RJS Power portfolio, the segment’s Adjusted EBITDA for the second quarter and first six months of 2015 comprises only one month of operations.
Adjusted Free Cash Flow

	June YTD 2015	June YTD 2014
Cash from Operations	$355	$290
Adjusted Free Cash Flow	$148	$125

(1) Adjusted Free Cash Flow is a non-GAAP financial measure used by management in addition to Cash from Operations. A “Definition of Non-GAAP Financial Measures” is provided at the end of this news release. For a detailed itemization of adjustments and a reconciliation of Adjusted Free Cash Flow to Cash from Operations, see the tables at the end of the news release.
Talen Energy’s Adjusted Free Cash Flow was $148 million for the first six months of 2015, compared with $125 million for the first six months of 2014. Talen Energy’s Adjusted Free Cash Flow for the first six months of 2015 represents six months of legacy Talen Energy Supply results consolidated with one month of RJS Power results.

Liquidity and Capital Resources
Talen Energy had the following at:

	June 30, 2015	Dec. 31, 2014
Cash and cash equivalents	$352	$352
Short-term debt	—	630

Net cash provided by (used in) operating, investing and financing activities for the six months ended June 30, and the changes between periods were as follows.

	2015	2014	Change - Cash
Operating activities	$355	$290	$65
Investing activities	(127)	(403)	276
Financing activities	(228)	138	(366)

2015 and 2016 Financial Outlook
Talen Energy is affirming full-year 2015 guidance for Adjusted EBITDA in a range of $935 million to $1,085 million, and Adjusted Free Cash Flow in a range of $265 million to $415 million, which include results for RJS Power for the five months of 2015 prior to acquisition.
The company also affirmed midpoint 2016 projections for Adjusted EBITDA of $990 million and for Adjusted Free Cash Flow of $310 million, which assume completion of the MACH Gen acquisition and the sale of Talen Renewable Energy by Dec. 31, 2015.
For a detailed itemization of adjustments and reconciliations of Adjusted EBITDA to Operating Income (Loss) and Adjusted Free Cash Flow to Cash Flow from Operations, see the tables at the end of the news release.

Conference Call and Webcast
Talen Energy management will discuss these results during a conference call and webcast on Aug. 11 beginning at 8:30 a.m. Eastern time. The phone number to join the conference call is 1-888-317-6003. Participants from outside of the United States should call 1-412-317-6061. The entry number to join the call is 0966148.
The webcast, in audio format with slides of the presentation, will be accessible on the Investors & Media section of the company’s website. A replay will be available on the website for those who are unable to listen live.

About Talen Energy
Talen Energy is one of the largest competitive energy and power generation companies in the United States. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com.

Forward-Looking Information
Statements contained in this presentation, including statements with respect to future earnings, EBITDA, Adjusted EBITDA or Adjusted Free Cash Flow results, cash flows, tax attributes, financing, regulation and corporate strategy are "forward-looking statements" within the meaning of the federal securities laws. Although Talen Energy Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of Talen Energy Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; unanticipated difficulties or delays in our ability to successfully integrate the RJS Power businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; delays in and/or additional costs to complete the proposed acquisition of MACH Gen, the sale of Talen Renewable Energy and/or the Brunner Island dual-fuel project; unforeseen difficulties in successfully integrating the MACH Gen power facilities into Talen Energy's portfolio and/or in successfully executing efforts to optimize and/or monetize the value of the Harquahala plant; unexpected costs or liabilities associated with the MACH Gen power facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; receipt of necessary governmental permits or approvals; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to Talen Energy Corporation and its subsidiaries; the outcome of litigation against Talen Energy Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of Talen Energy Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where Talen Energy Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; changes in earnings estimates or buy/sell recommendations by analysts; volatility in market demand and prices for energy, capacity, transmission services, emission allowances and RECs; competition in retail and wholesale power and natural gas markets; and the commitments and liabilities of Talen Energy Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy Corporation's prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on May 1, 2015 and its other reports on file with the Securities and Exchange Commission.
Definition of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying earnings release contains non-GAAP financial measures EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow, which we use as measures of our performance. EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other items including unrealized gains and losses on derivative contracts, stock-based compensation expense, asset retirement obligation accretion, gains and losses on securities in the nuclear decommissioning trust fund, gains or losses on sales, dispositions or retirements of assets and transition, transaction and restructuring costs. EBITDA and Adjusted EBITDA are not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP as indicators of operating performance and are not necessarily comparable to similarly-titled measures reported by other companies. We believe EBITDA and Adjusted EBITDA are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as interest expense, income taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, we believe that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. We adjust for these and other items, as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. In summary, our management uses EBITDA and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance. Adjusted Free Cash Flow is derived by deducting sustenance capital expenditures and after-tax transaction and restructuring costs. Adjusted Free Cash Flow should not be considered an alternative to Cash from Operations, which is determined in accordance with GAAP. We believe that Adjusted Free Cash Flow, although a non-GAAP measure, is an important measure to both management and investors as an indicator of the company’s ability to sustain operations without additional outside financing beyond the requirement to fund maturing debt obligations. These measures are not necessarily comparable to similarly-titled measures reported by other companies as they may be calculated differently.

# # #

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)
Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)
	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$352	$352
Restricted cash and cash equivalents	109	176
Accounts receivable (less reserve: 2015, $2; 2014, $2)	297	289
Accounts receivable from affiliates	—	36
Unbilled revenues	138	218
Fuel, materials and supplies	481	455
Prepayments	38	70
Price risk management assets	803	1,079
Assets of discontinued operations	394	—
Other current assets	9	26
Investments	985	980
Property, Plant and Equipment	14,137	12,235
Less: accumulated depreciation	6,348	6,242
Property, plant and equipment, net	7,789	5,993
Construction work in progress	374	443
Total Property, Plant and Equipment, net	8,163	6,436
Goodwill	470	72
Other intangibles	304	257
Price risk management assets	232	239
Other noncurrent assets	87	75
Total Assets	$12,862	$10,760

Liabilities and Equity
Short-term debt	$—	$630
Long-term debt due within one year	884	535
Accounts payable	281	361
Accounts payable to affiliates	—	50
Liabilities of discontinued operations	18	—
Other current liabilities	1,113	1,314
Long-term Debt	3,175	1,683
Deferred income taxes and investment tax credits	1,509	1,250
Price risk management liabilities - noncurrent	199	193
Accrued pension obligations	247	299
Asset retirement obligations	474	415
Other deferred credits and noncurrent liabilities	136	123
Predecessor Member's Equity (a)	—	3,930
Common stock and additional paid-in capital	4,719	—
Earnings reinvested	90	—
Accumulated other comprehensive income (loss)	17	(23)
Total Liabilities and Equity	$12,862	$10,760

(a)
The financial Statements in this news release have been condensed and summarized for purposes of presentation. Please refer to Talen Energy Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosures and certain defined terms used herein.

TALEN ENERGY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, except share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating Revenues
Wholesale energy	$673	$551	$1,195	$(906)
Wholesale energy to affiliate	5	21	14	48
Retail energy	243	280	554	630
Energy-related businesses	144	155	248	280
Total Operating Revenues	1,065	1,007	2,011	52
Operating Expenses
Operation
Fuel	200	259	551	741
Energy purchases	289	203	290	(1,601)
Other operation and maintenance	305	285	531	514
Depreciation	87	76	164	151
Taxes, other than income	15	13	30	31
Energy-related businesses	135	155	233	279
Total Operating Expenses	1,031	991	1,799	115
Operating Income (Loss)	34	16	212	(63)
Other Income (Expense) - net	3	7	10	13
Interest Expense	55	32	91	64
Income (Loss) from Continuing Operations Before Income Taxes	(18)	(9)	131	(114)
Income Taxes	(43)	(11)	10	(58)
Income (Loss) from Continuing Operations After Income Taxes	25	2	121	(56)
Income (Loss) from Discontinued Operations (net of income taxes)	1	11	1	3
Net Income (Loss)	$26	$13	$122	$(53)

Earnings Per Share of Common Stock:
Basic:
Income (Loss) from continuing operations after income taxes	$0.25	$0.03	$1.33	$(0.67)
Income (Loss) from discontinued operations (net of income taxes)	0.01	0.13	0.01	0.04
Net Income (Loss)	$0.26	$0.16	$1.34	$(0.63)
Diluted:
Income (Loss) from continuing operations	$0.25	$0.03	$1.33	$(0.67)
Income (Loss) from discontinued operations (net of income taxes)	0.01	0.13	0.01	0.04
Net Income (Loss)	$0.26	$0.16	$1.34	$(0.63)

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	98,354	83,524	90,980	83,524
Diluted	98,376	83,524	91,002	83,524

TALEN ENERGY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows (Unaudited)
(Millions of Dollars)
	Six Months Ended
	June 30,
	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$122	$(53)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	164	162
Amortization	99	77
Defined benefit plans - expense	23	32
Deferred income taxes and investment tax credits	(46)	(120)
Impairment of assets	3	18
Unrealized (gains) losses on derivatives, and other hedging activities	(40)	232
Other	35	10
Change in current assets and current liabilities
Accounts receivable	50	25
Accounts payable	(135)	(55)
Unbilled revenues	80	67
Fuel, materials and supplies	33	9
Prepayments	37	(16)
Counterparty collateral	36	(15)
Price risk management assets and liabilities	(1)	(33)
Other	(34)	(29)
Other operating activities
Defined benefit plans - funding	(74)	(32)
Other	3	11
Net cash provided by operating activities	355	290
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(179)	(176)
Expenditures for intangible assets	(19)	(24)
Purchases of nuclear plant decommissioning trust investments	(108)	(73)
Proceeds from the sale of nuclear plant decommissioning trust investments	100	65
Proceeds from the receipt of grants	—	56
Net (increase) decrease in restricted cash and cash equivalents	67	(258)
Other investing activities	12	7
Net cash provided by (used in) investing activities	(127)	(403)
Cash Flows from Financing Activities
Issuance of long-term debt	600	—
Contributions from member	82	730
Distributions to member	(214)	(914)
Net increase (decrease) in short-term debt	(668)	324
Other financing activities	(28)	(2)
Net cash provided by (used in) financing activities	(228)	138
Net Increase (Decrease) in Cash and Cash Equivalents	—	25
Cash and Cash Equivalents at Beginning of Period	352	239
Cash and Cash Equivalents at End of Period	$352	$264

TALEN ENERGY CORPORATION AND SUBSIDIARIES

Regulation G Reconciliations (Unaudited)
Adjusted EBITDA
(Millions of Dollars)

	Three Months Ended June 30, 2015
	East	West	Other	Total
Net income (loss)				$26
(Income) loss from discontinued operations (net of tax)				(1)
Interest expense				55
Income taxes				(43)
Other (income) expense - net				(3)
Operating income (loss)	$132	$(6)	$(92)	$34
Depreciation	83	3	1	87
Other income (expense) - net	4	—	(1)	3
Sapphire EBITDA (a)	1	—	—	1
EBITDA	$220	$(3)	$(92)	$125
Unrealized (gain) loss on derivative contracts (b)	(12)	5	—	(7)
Stock-based compensation expense (c)	(8)	—	39	31
(Gain) loss from nuclear decommissioning trust funds	(4)	—	—	(4)
Asset retirement obligation accretion	8	—	—	8
Transition Services Agreement costs	—	—	5	5
Separation benefits	—	—	2	2
Terminated derivative contracts (f)	(13)	—	—	(13)
Revenue adjustment (g)	7	—	—	7
RJS transaction costs	—	—	5	5
Restructuring costs (h)	—	—	8	8
Other (i)	4	—	—	4
Adjusted EBITDA	$202	$2	$(33)	$171

	Six Months Ended June 30, 2015
	East	West	Other	Total
Net income (loss)				$122
(Income) loss from discontinued operations (net of tax)				(1)
Interest expense				91
Income taxes				10
Other (income) expense - net				(10)
Operating income (loss)	$362	$(6)	$(144)	$212
Depreciation	160	3	1	164
Other income (expense) - net	11	—	(1)	10
Sapphire EBITDA (a)	1	—	—	1
EBITDA	$534	$(3)	$(144)	$387
Unrealized (gain) loss on derivative contracts (b)	(58)	5	—	(53)
Stock-based compensation expense (c)	—	—	40	40
(Gain) loss from nuclear decommissioning trust funds	(10)	—	—	(10)
Asset retirement obligation accretion	17	—	—	17
Transition Services Agreement costs	—	—	5	5
Separation benefits	—	—	2	2
Corette closure costs (e)	4	—	—	4
Terminated derivative contracts (f)	(13)	—	—	(13)
Revenue adjustment (g)	7	—	—	7
RJS transaction costs	—	—	5	5
Restructuring costs (h)	—	—	10	10
Other (i)	7	—	—	7
Adjusted EBITDA	$488	$2	$(82)	$408

	Three Months Ended June 30, 2014
	East	West	Other	Total
Net income (loss)				$13
(Income) loss from discontinued operations (net of tax)				(11)
Interest expense				32
Income taxes				(11)
Other (income) expense - net				(7)
Operating income (loss)	$86	$—	$(70)	$16
Other income (expense) - net	6	—	1	7
Depreciation	76	—	—	76
EBITDA	$168	$—	$(69)	$99
Unrealized (gain) loss on derivative contracts (b)	(1)	—	—	(1)
Stock-based compensation expense (c)	—	—	3	3
(Gain) loss from nuclear decommissioning trust funds	(5)	—	—	(5)
Asset retirement obligation accretion	7	—	—	7
Separation benefits (e)		—	22	22
Other (i)	1	—	—	1
Adjusted EBITDA	$170	$—	$(44)	$126

	Six Months Ended June 30, 2014
	East	West	Other	Total
Net income (loss)				$(53)
(Income) loss from discontinued operations (net of tax)				(3)
Interest expense				64
Income taxes				(58)
Other (income) expense - net				(13)
Operating income (loss)	$65	$—	$(128)	$(63)
Other income (expense) net	11		2	13
Depreciation	151	—	—	151
EBITDA	$227	$—	$(126)	$101
Unrealized (gain) loss on derivative contracts (b)	218	—	—	218
Stock-based compensation expense (c)	—	—	12	12
(Gain) loss from nuclear decommissioning trust funds	(11)	—	—	(11)
Asset retirement obligation accretion	15	—	—	15
Separation benefits (d)	—	—	22	22
Other (i)	4	—	—	4
Adjusted EBITDA	$453	$—	$(92)	$361

(a)	Sapphire, excluding related heat rate call options, has been classified as discontinued operations since its June 1, 2015 acquisition.

(b)
Represents unrealized gains (losses) on derivatives. Amounts have been adjusted for option premiums of $4 million and $9 million for the three and six months ended June 30, 2015 and insignificant amounts for the same periods in 2014.

(c)	For periods prior to June 2015, represents the portion of PPL's stock-based compensation cost allocable to Talen Energy. Amounts for the 2014 periods were cash settled with a former affiliate.

(d)
In June 2014, Talen Energy Supply's largest IBEW local ratified a new three-year labor agreement. In connection with the new agreement, estimated bargaining unit one-time voluntary retirement benefits were recorded.

(e)	Operations were suspended and the Corette plant in Montana was retired in March 2015.

(f)	Represents net realized gains on certain derivative contracts that were early-terminated due to the spinoff transaction.

(g)	Relates to a prior period revenue adjustment for the receipt of revenue under a transmission operating agreement with Talen Energy Supply's former affiliate, PPL Electric Utilities Corporation.

(h)	Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees.

(i)	All periods include other comprehensive income amortization on non-active derivative positions and the 2015 periods include an asset write-off.

TALEN ENERGY CORPORATION AND SUBSIDIARIES

Regulation G Reconciliations (Unaudited)
Adjusted Free Cash Flow
(Millions of Dollars)

	June YTD 2015	June YTD 2014
Cash from Operations	$355	$290
Sustenance Capital Expenditures	(191)	(193)
Counterparty collateral paid (received)	(31)	15
Adjusted Free Cash Flow, including other adjustments	133	112
Cash adjustments (after tax):
Transition Services Agreement costs	3	—
Separation benefits	1	13
Corette closure costs (a)	2	—
RJS transaction costs	3	—
Restructuring costs (b)	6	—
Adjusted Free Cash Flow	$148	$125

(a)	Operations were suspended and the Corette plant was retired in March 2015.

(b)	Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees.

TALEN ENERGY CORPORATION AND SUBSIDIARIES

Regulation G Reconciliations (Unaudited)
Adjusted EBITDA Projections
(Millions of Dollars)
	Low - 2015E(a)	Midpoint - 2015E(a)	High - 2015E(a)	Midpoint 2016E(b) - Adjusted For MACH Gen	Midpoint 2016E (b)(c) - Adjusted for Sale of Talen Renewable Energy
Net Income/(Loss)	$55	$100	$145	$107	$98
Income Taxes	23	53	83	57	56
Interest Expense	327	327	327	290	290
Depreciation & Amortization	410	410	410	458	453
EBITDA	815	890	965	912	897
Non-Cash Compensation	23	23	23	21	21
Asset Retirement Obligation	35	35	35	37	37
MTM losses (gains)	(28)	(28)	(28)	—	—
Nuclear decommissioning trust losses (gains)	(10)	(10)	(10)	(10)	(10)
Adjusted EBITDA, including other adjustments	835	910	985	960	945
Other adjustments:
Transition Services Agreement costs and allocations (d)	75	75	75	45	45
Other (e)	25	25	25	—	—
Adjusted EBITDA	$935	$1,010	$1,085	$1,005	$990

(a)
2015 forecasted amounts include twelve months of performance from RJS Power, including the five-month period prior to the acquisition and an adjustment for PPL allocations not expected to continue in future periods.

(b)	Assumes MACH Gen transaction closes by 12/31/2015.

(c)	Sale of Talen Renewable Energy expected by 12/31/2015.

(d)	Low, midpoint, and high 2015 amounts include $40 million of allocations from PPL and $35 million of TSA costs that are not expected to continue in future periods.

(e)	Restructuring costs that are not expected to continue in future period.

TALEN ENERGY CORPORATION AND SUBSIDIARIES

Regulation G Reconciliations (Unaudited)
Adjusted Free Cash Flow Projections
(Millions of Dollars)
	Low - 2015E	Midpoint - 2015E	High - 2015E	Midpoint 2016E(b) - Adjusted For MACH Gen	Midpoint 2016E (b)(c) - Adjusted for Sale of Talen Renewable Energy
Cash from Operations (a)	$752	$797	$842	$782	$770
Capital Expenditures, excluding growth	(547)	(517)	(487)	(489)	(487)
Adjusted Free Cash Flow, including other adjustments	$205	$280	$355	$293	$283
Cash adjustments (after tax):
Transition Services Agreement costs & allocations (d)	45	45	45	27	27
Other (e)	15	15	15	—	—
Adjusted Free Cash Flow (f)	$265	$340	$415	$320	$310

(a)
2015 forecasted amounts include twelve months of performance from RJS, including the five-month period prior to the acquisition and an adjustment for PPL allocations not expected to continue in future periods.

(b)	Assumes MACH Gen transaction closes by 12/31/2015.

(c)	Sale of Talen Renewable Energy expected by 12/31/2015.

(d)	Low, midpoint, and high 2015 amounts includes $24 million of allocations from PPL and $21 million of TSA costs that are not expected to continue in future periods.

(e)	Restructuring costs that are not expected to continue in future periods.

(f)	Does not include growth capex of $48 million in 2015 and $84 million in 2016.